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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-1 of our reports dated January 30, 1997 and April 11, 1997, which include an explanatory paragraph regarding the restatement of the 1995 and 1996 financial statements, on our audits of the consolidated financial statements and financial statement schedules of FormMaker Software, Inc. We also consent to the reference to our firm under the caption "Experts".


                                        Coopers & Lybrand L.L.P.


Atlanta, Georgia
January 16, 1998